EXHIBIT 16.1    Resignation of Robert M. Lawand, C.A.


                             Robert M. Lawand, C.A.
                              Chartered Accountants
                        2340 Lucerne Boulevard, Suite 25
                               Mount Royal, Quebec
                            Telephone: (514) 381-5957
                             Email: robert@lawand.ca


December 16, 2004

ICBS International Corp.
205 Church Street, Suite 340
New Haven, Connecticut 06510

Dear Sirs:

Robert M. Lawand, C.A. will not longer be providing services to your Company. Please accept this as our formal resignation from your account. In accordance with Securities and Exchange Commission (SEC) requirements you are required to report our resignation to the SEC on a Form 8-K within five (5) business days. If the Company has appointed a replacement auditor they may report the new independent auditor in the same Form 8-K filing.

If a new independent auditor has not been appointed yet the Company will need to report their appointment on a separate Form 8-K filing within five (5) business days of their appointment. Please provide us a draft of the Form 8-K for our review.

Sincerely,

ROBERT M. LAWAND, C.A.


/s/ Robert M. Lawand, C.A.
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Robert M. Lawand, C.A.